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                                                                  EXHIBIT 10.4.5
                                                                  ==============

                                 LOAN GUARANTY


     THIS LOAN GUARANTY is dated (for reference purposes only) as of May 1, 2000 and is made and entered into in connection with the provision by Bank of the credit facility referred to in paragraph 1 below, pursuant to which each Guarantor (as defined below) expects to derive direct and/or indirect benefit.

     NOW, THEREFORE, the parties agree as follows:

1. Obligations Guarantied. For consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, the undersigned (collectively, "Guarantors" and individually each or any "Guarantor") unconditionally, jointly and severally guarantee and promise to pay to UNION BANK OF CALIFORNIA, N.A. ("Bank") on demand, in lawful United States money, subject to the limitations set forth in Section 19, below, all principal, interest, reasonable attorneys' fees, expenses and other sums due or which become due pursuant to any or all of the following: (a) that certain Loan Agreement of even date herewith (as from time to time amended the "Loan Agreement") by and between West Valley MRF, LLC, a California limited liability company, ("Borrower") and Bank, pursuant to which Bank has agreed to make revolving loans in the aggregate principal amount not to exceed $2,000,000 to assist the Borrower in financing a part of the cost of equipment acquisition; (b) any Borrower Agreement (as defined in the Loan Agreement), including, without limitation, any security agreements securing the Loan Agreement; and (c) all extensions, renewals and modifications of any of the foregoing (individually and collectively, the "Obligations"), whether due or not due, absolute or contingent, liquidated or unliquidated, legal or equitable, whether Borrower is liable individually or jointly or with others, whether incurred before, during or after any bankruptcy, reorganization, insolvency, receivership or similar proceeding ("Insolvency Proceeding"), and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable, together with all expenses of, for and incidental to collection, including reasonable attorneys' fees. This Guaranty is in addition to any other guaranties of the Obligations. The maximum amount payable by Guarantors to Bank hereunder shall be limited to the maximum amount specified in Section 19, below. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Reinstatement. All of Bank's rights pursuant to this Guaranty continue with respect to amounts previously paid to Bank on account of any Obligations which are thereafter restored or returned by Bank, whether in an Insolvency Proceeding of Borrower or for any other reason, all as though such amounts had not been paid to Bank, and each Guarantor's liability under this Guaranty (and all its terms and provisions) shall be reinstated and revived as provided herein, notwithstanding any surrender or cancellation of this Guaranty. Bank, in its sole discretion, may determine whether any amount paid to it must be restored or returned; provided, however, that if Bank elects to contest any claim for return or restoration, each Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection with such contest. If any Insolvency Proceeding is commenced by or against Borrower or any Guarantor, at Bank's election, each Guarantor's

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obligations under this Guaranty shall immediately and without notice or demand become due and payable, whether or not then otherwise due and payable.

3. Authorization. Each Guarantor authorizes Bank, without notice and without affecting such Guarantor's liability under this Guaranty, from time to time, whether before or after any revocation of this Guaranty, to (a) renew, compromise, extend, accelerate, release, subordinate, waive, amend and restate, or otherwise amend or change, the interest rate, time or place for payment or any other terms of all or any part of the Obligations; (b) accept delinquent or partial payments on the Obligations; (c) take or not take security or other credit support for this Guaranty or for all or any part of the Obligations, and exchange, enforce, waive, release, subordinate, fail to enforce or perfect, sell or otherwise dispose of any such security or credit support; (d) apply proceeds of any such security or credit support and direct the order or manner of its sale or enforcement as Bank, in its sole discretion, may determine; and (e) release or substitute Borrower or any Guarantor or other person or entity liable in respect of all or any part of the Obligations.

4. Waivers. To the maximum extent permitted by law, each Guarantor waives (a) all rights to require Bank to proceed against Borrower or proceed against, enforce or exhaust any security for the Obligations or to marshal assets or to pursue any other remedy in Bank's power whatsoever; (b) all defenses arising by reason of: any disability or other defense of Borrower, the cessation for any reason of the liability of Borrower, any defense that any other indemnity, guaranty or security was to be obtained, any claim that Bank has made such Guarantor's obligations more burdensome or more burdensome than Borrower's obligations, and the use of any proceeds of the Obligations other than as intended or understood by Bank or such Guarantor; (c) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and all other notices or demands to which such Guarantor might otherwise be entitled; (d) all conditions precedent to the effectiveness of this Guaranty; (e) all rights to file a claim in connection with the Obligations in an Insolvency Proceeding filed by or against Borrower; (f) all rights to require Bank to enforce any of its remedies and (g) until the Obligations are satisfied or fully paid, with such payment not subject to return: (i) all rights of subrogation, indemnification or reimbursement, (ii) all rights of recourse to any assets or property of Borrower or to any collateral or credit support for the Obligations,
(iii) all rights to participate in or benefit from any security or credit support Bank may have or acquire, and (iv) all rights, remedies and defenses such Guarantor may have or acquire against Borrower; provided however that
                                                     -------- -------
anything in this Guaranty to the contrary notwithstanding, the Guarantors shall only be required to waive and forebear the enforcement of any rights of subrogation, indemnification or reimbursement against any person or entity so long as such person or entity is in default in the payment of any obligation due and owing to Bank; during the continuance of any such default all such rights of subrogation, indemnification and reimbursement shall be subordinated as provided in Section 6 below. Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust which secures any Obligations, and even though such foreclosure or exercise may destroy or diminish the rights of the Guarantors, or any of them, against Borrower, each Guarantor shall remain liable for any part of the Obligations remaining unpaid after foreclosure. Each Guarantor understands that if Bank forecloses by trustee's sale on a deed of trust securing any of the Obligations, Guarantor would then have a defense preventing Bank from thereafter enforcing Guarantor's liability for the unpaid

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balance of the secured Obligations. This defense arises because the trustee's sale would eliminate Guarantor's right of subrogation, and therefore Guarantor would be unable to obtain reimbursement from Borrower. Guarantor specifically waives this defense and all rights and defenses that Guarantor may have because the Obligations are secured by real property. This means, among other things:
(1) Bank may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (2) if Bank forecloses on any real property collateral pledged by Borrower: (A) the amount of the Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Bank may collect from Guarantor even if Bank, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Each Guarantor agrees that such Guarantor shall remain liable (subject to the limits set forth in Section 19, below) for any part of the Obligations remaining unpaid after a trustee's sale, although such Guarantor would not become subrogated to any part of the Obligations that such Guarantor has paid and would therefore be unable to obtain reimbursement for those payments from Borrower. Each Guarantor may therefore incur a partially or totally unreimbursable liability under the Guaranty. Each Guarantor waives all benefits under California Civil Code sections 2808, 2809, 2810, 2819, 2839, 2845, 2846, 2848, 2849, 2850, 2855, 2899 and 3433 and California Code of Civil
Procedure sections 580a, 580b, 580d and 726.

5. Guarantor to Keep Informed. Each Guarantor warrants having established with Borrower adequate means of obtaining, on an ongoing basis, such information as such Guarantor may require concerning all matters bearing on the risk of nonpayment or nonperformance of the Obligations. Each Guarantor assumes sole, continuing responsibility for obtaining such information from sources other than from Bank. Bank has no duty to provide any information to any Guarantor until Bank receives such Guarantor's written request for specific information in Bank's possession and Borrower has authorized Bank to disclose such information to such Guarantor.

6. Subordination. All liabilities and commitments of Borrower to any Guarantor, and all liabilities and commitments of any guarantor of any of the Obligations to any other Guarantor, which presently or in the future may exist ("Guarantor Claims") are hereby subordinated to the Obligations; provided however that so long as the party against which such Guarantor Claims are asserted is not in default in the payment of any obligations due and owing to Bank, payments and distributions from Borrower to any Guarantor or among or between any of the guarantors (including any Guarantor) of any of the Obligations shall be permitted in the ordinary course of business. Whenever any such default shall have occurred and be continuing, Guarantor Claims against such party in default will be enforced, and performance thereon received by any Guarantor only as a trustee for Bank, and each Guarantor will promptly pay over to Bank upon demand all proceeds recovered for application to the Obligations without reducing or affecting such Guarantor's liability under other provisions of this Guaranty.

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7.   Representations and Warranties. The Guarantors represent and warrant to the
Bank as follows:

     (a) Corporate Existence and Power.  Each Guarantor (i) is a corporation
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duly organized, validly existing and in good standing under the laws of the
State of Delaware, (ii) is duly qualified or licensed as a foreign corporation and is in good standing in the State of California and in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     (b) Authorization.  The execution, delivery and performance by the
         -------------
Guarantors of this Guaranty, and the consummation of the transactions contemplated hereby and thereby, are within each Guarantor's corporate powers, have been duly authorized by all necessary corporate action of such Guarantor and do not contravene such Guarantor's charter documents or bylaws.

     (c) Binding Effect.  This Guaranty has been duly executed and delivered by
         --------------
the Guarantors. This Guaranty is the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

     (d) Other Information.   To the knowledge of Guarantors, no information,
         -----------------
exhibit or report furnished by any Guarantor to Bank in connection with the Loan Agreement or this Guaranty contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which made, not misleading.

     (e) Litigation.  Except as previously disclosed in writing to Bank, there
         ----------
is no action, suit, investigation, litigation or proceeding affecting the Guarantors pending or, to the best knowledge of the Guarantors, threatened before any court, governmental agency or arbitrator (a) that would be reasonably likely to have a materially adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Guarantors or (b) that purports to affect the legality, validity or enforceability of this Guaranty or the consummation of the transactions contemplated hereby.

     (f) Financial Statements.  The audited consolidated balance sheet of Kaiser
         --------------------
Ventures Inc., a Delaware corporation ("KVI") and its Subsidiaries as of December 31, 1999, and the related audited consolidated statements of income, retained earnings and cash flows of KVI and its Subsidiaries for the fiscal year then ended, fairly present the consolidated financial condition of KVI and its Subsidiaries as of such date and the consolidated results of the operations of KVI and its Subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. The unaudited consolidated balance sheet of KVI and its Subsidiaries as of March 30, 2000, and the related unaudited consolidated statements of operation, retained earnings and cash flows of KVI and its Subsidiaries for the three-month

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period then ended, reviewed (subject to normal year-end audit adjustments) by the chief financial officer or chief accounting officer of KVI as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, fairly present the consolidated financial condition of KVI and its Subsidiaries as of such date and the consolidated results of the operations of KVI and its Subsidiaries for the three-month period ending on such date. Since March 31, 2000 there has been no materially adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of KVI or any of its Subsidiaries. KVI and its Subsidiaries have no material contingent liabilities, except as disclosed in such consolidated financial statements or the notes thereto, that would be reasonably likely to have a materially adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of KVI or any of its Subsidiaries.

     (g) Burdensome Agreements.  Except as otherwise disclosed in writing,
         ---------------------
neither KVI nor any of its Subsidiaries is a party to any indenture, loan agreement, credit agreement, lease or other agreement or instrument, or subject to any charter or corporate restriction, that would be reasonably likely to have a materially adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of KVI or any of its Subsidiaries or on the ability of KVI or any of its Subsidiaries to carry out its obligations under this Guaranty.

     (h) Taxes.  KVI and its Subsidiaries have filed, or there has been filed on
         -----
their behalf, all tax returns (federal, state, local and foreign) required to be filed before the date of the making of this representation and warranty, and KVI and its Subsidiaries have paid all taxes shown thereon to be due, including interest, additions to taxes and penalties, or have provided adequate reserves for the payment thereof.

     (i) Title to Properties; Ownership.  KVI and its Subsidiaries have good and
         ------------------------------
marketable title to all material properties, real or personal, purported to be owned thereby. KVI is the legal and beneficial owner of all of the outstanding capital stock of Kaiser Recycling Corporation, a Delaware corporation, and such stock is not subject to any lien or other encumbrance other than the lien of the stock pledge agreement securing KVI's obligations under the KVI Performance Guaranty.

     (j) Regulation.  Neither Guarantor is currently subject to financial,
         ----------
organizational or rate regulation (i) under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any Governmental Rule limiting its ability to incur Debt or (ii) by the California Public Utilities Commission.

8. Covenants. The Guarantors covenant and agree that, unless Bank otherwise consents in writing and so long the Obligations remain unpaid

     (a) Each of the Guarantors will, preserve, renew and keep in full force and effect its corporate existence (in the jurisdiction thereof) and the material rights, privileges, franchises and governmental approvals necessary or desirable for the normal conduct of its business.

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     (b) Neither Guarantor will merge or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, unless, in the case of any merger or consolidation, such Guarantor is the surviving entity; provided however that the Guarantors shall be permitted, upon notice to the Bank, to transfer any or all of the assets or capital stock of KRC to Burrtec Waste Industries, Inc. ("BWI") or any wholly-owned subsidiary of BWI or KVI.

     (c) KVI will deliver the following to the Bank:

         (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of KVI, a copy of the quarterly report on Form 10-Q filed by KVI with the SEC with respect to such fiscal quarter;

         (ii) as soon as available and in any event within 105 days after the end of each fiscal year of KVI , a copy of the annual report on Form 10-K filed by KVI with the SEC with respect to such fiscal year, in each case containing financial statements audited by Ernst & Young or another "Big Six" accounting firm, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of KVI and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default has occurred and is continuing or, if in the opinion of such accounting firm an Event of Default has occurred and is continuing, a statement as to the nature thereof.

         (iii) promptly upon the filing thereof, a copy of any report on Form 8-K filed by KVI with the SEC;

         (iv) as soon as available and in any event within 30 days after the end of each fiscal year of KVI, a budget, an operating plan, and an operating-profit and cash-flow projection for KVI for the then current fiscal year, as prepared by KVI and approved by the Guarantor's board of directors;

         (v) forthwith upon KVI's becoming aware of the occurrence of any Event of Default relating to KVI, a certificate of the chief financial officer or chief accounting officer of KVI setting forth the details thereof and the action that KVI is taking or proposes to take with respect thereto;

         (vi) promptly after the commencement thereof, notice of all material actions, suits and proceedings before any Governmental Authority or arbitrator, affecting KVI or any of its Subsidiaries, of the type described in Section 7(e), above;

         (vii) promptly after the occurrence thereof, notice of any event or condition that constitutes or causes a materially adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of KVI or any of its Subsidiaries, if

                                      -6-
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such event or condition could materially impair either Guarantor's ability to perform its obligations under this Guaranty; and

          (viii) promptly upon request, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of either Guarantor as the Bank may from time to time reasonably request. All non-public information will be treated confidentially by the Bank and will not be distributed or otherwise made available by the Bank to any person or entity, other than the Bank's employees, authorized agents or representatives who need to review or be informed of such information in connection with their employment by the Bank.

     (d) KVI will maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations that have an A.M. Best Co. rating of at least B+:6 or a Solvency International or equivalent rating as in effect on the Date of Issuance for such insurance company or association, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which KVI or such Subsidiary operates provided,
                                                                   --------
however, that in the case of any liability insurance (excluding directors and
-------
officers liability insurance), such insurance shall name the Bank as an additional insured and shall provide for at least 30 days' prior written notice to the Bank of any amendment, nonrenewal or cancellation thereof (except that only 10 days' notice need be provided for cancellation due to the Guarantor's failure to pay thereunder).

     (e) KVI will maintain its fiscal year and fiscal quarters so that they correspond to the calendar year and calendar quarters.

9. Assignments. Without notice to the Guarantors, Bank may assign the Obligations and this Guaranty, in whole or in part, and may disclose to any prospective or actual purchaser of all or part of the Obligations any and all information Bank has or acquires concerning either Guarantor, this Guaranty and any security for this Guaranty provided that each such prospective or actual purchaser must agree to maintain the confidentiality of all such information.

10. Counsel Fees and Costs. The prevailing party shall be entitled to attorneys' fees (including a reasonable allocation for any appropriately documented fees of Bank's internal counsel), and all other costs and expenses which it may incur in connection with the enforcement or preservation of its rights under, or defense of, this Guaranty or in connection with any other dispute or proceeding relating to this Guaranty, whether or not incurred in an Insolvency Proceeding, arbitration, litigation or other proceeding.

11.  [Intentionally omitted]

12. Multiple Guarantors/Borrowers. When there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, then the words "Borrower" and "Guarantor," respectively, shall mean all and any one or more of them, and their respective successors and assigns, including debtors-in-possession and bankruptcy trustees, and words used herein in the singular shall be considered to have been used in the plural where the context and

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construction so requires in order to refer to more than one Borrower or
Guarantor, as the case may be. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts. Each counterpart, when so executed and delivered, shall be deemed to be an original and all counterparts, taken together, shall constitute but one and the same Guaranty.

13. Waiver of Jury Trial. EACH GUARANTOR AND BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY, ANY OF THE OBLIGATIONS, OR ANY RELATED AGREEMENTS OR INSTRUMENTS, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DISCUSSIONS, DEALINGS OR ACTIONS OF SUCH PARTIES OR ANY OF THEM (WHETHER ORAL OR WRITTEN) WITH RESPECT THERETO, OR TO THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED IN ACCORDANCE WITH THE PROVISIONS OF THE ALTERNATIVE DISPUTE RESOLUTION AGREEMENT REFERRED TO IN PARAGRAPH 18 BELOW. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK AGREEING TO THE CREDIT EXTENSION REFERRED TO HEREIN.

14. Integration/Severability/Amendments. This Guaranty is intended by each of the Guarantors and Bank as the complete, final expression of their agreement concerning its subject matter. It supersedes all prior understandings or agreements with respect thereto and may be changed only by a writing signed by Bank and the Guarantor intended to be bound by such writing. No course of dealing, or parol or extrinsic evidence shall be used to modify or supplement the express terms of this Guaranty. If any provision of this Guaranty is found to be illegal, invalid or unenforceable, such provision shall be enforced to the maximum extent permitted, but if fully unenforceable, such provision shall be severable, and this Guaranty shall be construed as if such provision had never been a part of this Guaranty and the remaining provisions shall continue in full force and effect.

15. Joint and Several. If more than one Guarantor signs this Guaranty, the obligations of each Guarantor under this Guaranty are joint and several in accordance with the terms of this Agreement, and independent of the Obligations and of the liabilities and commitments of any other person or entity. A separate action or actions may be brought and prosecuted against any Guarantor, whether action is brought against Borrower, any other Guarantor or any other person or entity liable in respect of all or any part of the Obligations, and whether Borrower or such others are joined in any such action.

                                      -8-
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16.  Notice. Any notice given by any party under this Guaranty shall be effective only upon its receipt by the other party and only if (a) given in writing and (b) personally delivered or sent by United States mail, postage prepaid, and addressed to Bank or Guarantor at their respective addresses for notices indicated below. Each Guarantor and Bank may change the place to which notices, requests, and other communications are to be sent to them by giving written notice of such change to the other.

17. California Law. Subject to paragraph 13 of this Guaranty, this Guaranty shall be governed by and construed according to the laws of California, and each Guarantor submits to the nonexclusive jurisdiction of the state or federal courts in California.

18. Dispute Resolution. This Guaranty hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between any Guarantor and Bank.

19.  Limitation on Guarantor's Liability. Notwithstanding the provisions of
Section 1 hereof or anything else to the contrary in this Guaranty, Guarantor's liability under this Guaranty for the Obligations shall not exceed the sum of the following (collectively, the "Guaranteed Liability Amount"): (a) the lesser of (i) ONE MILLION AND NO/100 DOLLARS ($1,000,000.00); or (ii) fifty percent (50%) of all Obligations representing principal outstanding at the time of demand by Bank under this Guaranty (the "Principal Amount") without reduction for any payments with respect to the Obligations received by Bank after such demand from any source other than a Guarantor hereunder including, without limitation, any payments from Borrower or any other guarantor of the Obligations or derived from any collateral securing the Obligations; (b) all interest, fees and like charges owing and allocable to the Principal Amount as reasonably determined by Bank; and (c) without allocation in respect of the Principal Amount, all costs, attorneys' fees and expenses of Bank relating to or arising out of the enforcement of the Obligations and all indemnity liabilities of Guarantor under this Guaranty; provided however, that Guarantors' liability for all costs, fees, expenses and indemnity liabilities specified in the preceding clause (c) shall terminate upon receipt by Bank from Guarantors of the full Guaranteed Liability Amount. The foregoing limitation applies only to Guarantor's liability under this particular Guaranty. Unless Bank otherwise agrees in writing, every other guaranty previously, concurrently or hereafter given to Bank by Guarantor is independent of this Guaranty and of every other such guaranty. Without notice to Guarantor, Bank may apply or reapply any amounts received in respect of the Obligations from any source other than from Guarantor to that portion of the Obligations not included with the Guaranteed Liability Amount.

20. Events Of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder:

     (a) The occurrence of an Event of Default (as defined in Section 6 of the Loan Agreement); or

     (b) Any representation or warranty made any Guarantor hereunder or in any statement, certificate or document delivered by such Guarantor in connection with the this Guaranty shall prove to have been incorrect in any material respect when made; or

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

     (c) Either Guarantor shall fail to perform or observe any other material term, covenant or agreement contained in this Guaranty and any such failure shall be impossible for such Guarantor to remedy or which shall remain unremedied for thirty (30) days after written notice thereof shall have been given to such Guarantor by Bank; provided however any such failure which is not impossible to cure but which is not reasonably susceptible of cure within a 30-day period shall not constitute an Event of Default hereunder unless either (A) the Guarantors shall fail to initiate and diligently pursue all action necessary to remedy such failure; or (B) such failure is not remedied within sixty (60) days after written notice to the Guarantors from the Bank; or

     (d) Either Guarantor shall (i) fail to make any payment, equal to or exceeding $100,000 of any principal of or interest or premium on any Debt (as defined below) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (ii) fail to perform or observe any material term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Debt when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of any Debt, the unpaid principal amount of which then equals or exceeds $100,000. "Debt" of either Guarantor (which shall not include any indebtedness hereunder) means (A) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which either Guarantor is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which any Guarantor otherwise assures a creditor against loss and (B) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which obligations or such Guarantor is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Guarantor assures a creditor against loss.

21. Remedies Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default hereunder, (but without limiting any other rights or remedies available to Bank under the Loan Agreement and this Guaranty or otherwise available under California law, all of which rights and remedies are hereby expressly reserved) an amount equal to the Guaranteed Liability Amount shall become immediately due and payable by the Guarantors to the Bank, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Guarantors. Either of the following two events shall constitute a "Payment Event of Default" hereunder: (1) any intentional misrepresentation of a material fact by either Guarantor; or (2) failure by the Guarantors to pay the Guaranteed Liability Amount to the Bank within ninety (90) days after the occurrence of an Event of Default. Upon the occurrence of a Payment Event of Default hereunder, the Bank shall have the right, at its option, to declare an Event of Default under the Loan Agreement and to exercise any and all rights and remedies provided thereunder.


                      [Agreement continues on next page]

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

22. Termination. Subject to reinstatement pursuant to Paragraph 2 above, this Guaranty and all of the rights of the Bank hereunder shall terminate upon the earlier of (i) receipt by the Bank of the Guaranteed Liability Amount, or (ii) the payment in full of all of the Obligations.

     Each Guarantor acknowledges having received a copy of this Guaranty and having made each waiver contained in this Guaranty with full knowledge of its consequences.

Dated as of May 1, 2000

                                   GUARANTORS


                                   KAISER VENTURES INC.,
                                   a Delaware corporation


                                   By:  /s/ James F. Verhey
                                        -------------------
                                        Name:   James F. Verhey
                                        Title: Executive Vice President - CFO


                                   KAISER RECYCLING CORPORATION,
                                   a Delaware corporation


                                   By:  /s/ Eric D. Herbert
                                        -------------------
                                        Name:   Eric D. Herbert
                                        Title: Vice President

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